EXHIBIT 99.1

May 28, 1996

FROM:                                  FOR:
Padilla Speer Beardsley Inc.           Secure Computing Corp.
224 Franklin Avenue West               2675 Long Lake Road
Minneapolis, Minnesota 55404           St. Paul, Minnesota 55113

John Beardsley                         Tim McGurran
(612) 872-3710                         (612) 628-6262
E-mail: jrb@mn.psbpr.com               E-mail: mcgurran@sctc.com


FOR IMMEDIATE RELEASE

          SECURE COMPUTING CORPORATION ANNOUNCES DEFINITIVE AGREEMENT
                  TO ACQUIRE BORDER NETWORK TECHNOLOGIES INC.

         Merger of Top Engineering Company with Global Marketing Expert
                Creates Second Largest Network Security Company

ST. PAUL, Minn./TORONTO, Ontario, May 28 -- Secure Computing Corporation (Nasdaq: SCUR) and Border Network Technologies Inc., leading providers of computer network security products, today announced the signing of a definitive agreement for Secure Computing to acquire Border. The merger wi11 create the second largest network security company. The two companies will merge their resources and product lines under the Secure Computing name.

Closely held Border is a leading provider of business-critical network security solutions. An expert international marketer, Border has built a global distribution network and ranks second in the world for Internet firewall unit sales, according to International Data Corporation. The combined entity will rank an even stronger second.

The agreement provides for the exchange of 0.5 shares and options of Secure Computing common stock for each of the approximately 13.1 million outstanding shares, options and warrants of Border. As of Friday's market close, the transaction is valued at approximately $190 million. Holders representing over one-half of the outstanding shares of Secure Computing and approximately 70 percent of the outstanding shares of Border have entered into agreements to vote in favor of the transaction, thus assuring the required shareholder approval on both sides. The transaction is intended to be a tax-free reorganization and will be accounted for as a pooling of interests. The transaction is expected to close in August 1996.

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Secure Computing Corporation
May 28, 1996
Page 2

Kermit Beseke, Secure Computing's president and CEO, said "In the Border organization, we have found an ideal partner. This merger represents a major advance toward our goal to be the industry's total network security solutions provider. Secure Computing is known for its technological excellence. Border is a superior international marketer and a strong product developer. Quite simply, we are bringing together the largest development organization and the best marketing organization to create the strongest publicly owned network security company in terms of technical expertise and global marketing infrastructure and the second largest firm in terms of revenues."

Beseke will become chairman and chief executive officer of the merged organization. Steven Lamb, co-founder and chairman and chief executive officer of Border, will become president and chief operating officer of the company, directing all commercial design and marketing initiatives.

Lamb said, "We are extremely pleased to join forces with Secure Computing. This corporate union will create a business model supported by a best-of-breed product line and an established global channel program. The end result will be delivery of exceptional network security products and support to our customers."

Secure Computing had total revenues of $20.7 million for the fiscal year ended Dec. 31, l995. Border's revenues were $3.3 million (see accompanying table). Before transaction-related expenses, the merger is expected to be modestly accretive to earnings in fiscal 1996.

Beseke said, "As the network security market consolidates, the strongest companies will be those with a broad product suite and international distribution. We have been investing heavily in expanding our product suite, recently adding intrawall, secure client and Web screening products. With Sidewinder and BorderWare firewall products, we now offer a full array of firewalls to meet customers' needs for multiple price points and security functionality. By leveraging Border's well-established distribution system, we can take our total network security solution to the global market faster and with less cost than if we were to develop these channels ourselves."

In addition to the Border acquisition, Secure Computing recently acquired Webster Network Strategies Inc., Naples, Fla. Webster's industry-leading corporate Internet monitoring

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Secure Computing Corporation
May 28, 1996
Page 3


and filtering software product, WebTrack, allows organizations to control access by employees and students to the World Wide Web for productivity and liability reasons.

The merged company will have more than 2,000 customers worldwide. Secure Computing's headquarters will remain in St. Paul, Minn., while Webster will continue to operate as a wholly owned subsidiary in Naples and Border will operate as a wholly owned subsidiary of Secure Computing in the Toronto area.

The statement that the merger is expected to be modestly accretive to earnings in fiscal 1996 is a forward-looking statement that involves risks and uncertainties, and actual results may be materially different. Factors that could cause actual results to differ include the successful integration of the two corporations, retention of key employees of both companies, combining Border's two-tiered distribution sales model with Secure's technically oriented direct sales model, integration of Secure's type enforcement technology into Border's BorderWare products, retention of Secure's security clearance for its government contracts business, as well as competitive conditions in the computer security industry.

Secure Computing's products include the Sidewinder Internet firewall; the LOCKout system to identify and authenticate remote users; the LOCK system to provide high-assurance, multilevel protection; information security consulting services; and its exclusive Security Alert Service to notify customers of viruses and other Internet security risks. Its highly security-conscious customers are primarily top U.S. government agencies and Fortune 500 companies. Secure Computing's Web site is located at http://www.sctc.com.

Border is a leading worldwide provider of network security products. The company's flagship product, the BorderWare Firewall Server, is a secure, complete and easy-to-use Internet firewall. Founded in 1994, Border services customers across a broad spectrum of industries on six continents. Border's Web site can be found at http://www.border.com.


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Secure Computing Corporation
May 28, 1996
Page 4



                          Secure Computing Corporation
                               Financial Summary
                    (In thousands, except per share amounts)

CONDENSED STATEMENTS OF OPERATIONS

                                         THREE MONTHS ENDED               YEAR ENDED
                                              MARCH 31                   DECEMBER 31*
                                         ------------------           ------------------
                                         1996          1995           1995          1994
                                         ----          ----           ----          ----
                                     (unaudited)   (unaudited)
Products and services revenue          US$ 2,002     US$ 1,097     US$ 5,863     US$ 1,486
Government contracts revenue               5,351         3,450        14,849        13,744
     Total revenue                         7,353         4,547        20,712        15,230
Net income (loss)                           (174)           67          (974)        1,493
Net income (loss) per share            US$  (.03)    US$   .02     US$  (.20)    US$   .43
Weighted average shares outstanding        6,557         4,105         4,458         3,864



                        Border Network Technologies Inc.
                              Financial Summary **
                    (In thousands, except per share amounts)

CONDENSED STATEMENTS OF OPERATIONS

                                         THREE MONTHS ENDED               YEAR ENDED
                                              MARCH 31                   DECEMBER 31*
                                         ------------------           ------------------
                                         1996          1995           1995          1994
                                         ----          ----           ----          ----
                                     (unaudited)   (unaudited)
Total revenue                          US$ 2,346     US$   278     US$ 3,317     US$   138
Net income (loss)                            337            47            50            (9)


* Derived from audited financial statements.
** Canadian results converted at $1.36 Canadian dollars = $1 US dollar.